                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              PENNZOIL--QUAKER STATE COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 2001

                            ------------------------

DEAR SHAREHOLDER:                                                 March 28, 2001

    You are cordially invited to attend the third annual meeting of shareholders of Pennzoil-Quaker State Company to be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas on Thursday, May 3, 2001 at 10:00 a.m. The Alley Theatre is accessible to the disabled.

    This booklet includes the Notice of Annual Meeting and Proxy Statement, which contains information about the business to be conducted at the meeting.

    It is important that your shares be represented at the meeting. Whether or not you are able to attend in person, please vote as soon as possible. Accordingly, please vote your shares over the Internet, call a toll-free telephone number or complete and promptly mail the enclosed proxy card. Please review the instructions on the proxy card regarding each of these voting options.

    On behalf of the Board of Directors, thank you for your continued support and interest in Pennzoil-Quaker State Company.



[LOGO]                                             [LOGO]
James J. Postl                                     James L. Pate
PRESIDENT AND                                      CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................         1

PROXY STATEMENT.............................................         2

 I.  Election of Directors..................................         3

      Nominees..............................................         3

      Directors with Terms Expiring in 2002 and 2003........         4

      Board Organization and Meetings.......................         5

      Director Remuneration.................................         6

      Security Ownership of Directors and Officers..........         6

      Compliance with Section 16(a) of the Exchange Act.....         7

    Executive Compensation..................................         7

    Compensation Committee Interlocks and Insider
     Participation..........................................        12

    Report of Compensation Committee on Executive
     Compensation...........................................        12

    Performance Graphs......................................        14

 II. Ratification of Appointment of Independent Public
Accountants.................................................        15

      Fees Paid to Independent Public Accountants...........        15

      Audit Committee Charter...............................        15

      Report of the Audit Committee.........................        15

III.  Approval of the 2001 Incentive Plan...................        17

      Description of the 2001 Incentive Plan................        17

      Federal Income Tax Consequences.......................        18

      Current Moratorium on Exercise of SARs................        19

      Allocation of Awards under the 2001 Incentive Plan....        20

      Section 162(m) of the Internal Revenue Code...........        20

      Board Recommendation and Required Vote................        20

IV.  Other Business.........................................        21

Additional Information......................................        21

  Security Ownership of Certain Shareholders................        21

  Shareholder Proposals for 2002 Meeting....................        21

  Advance Written Notice Required for Shareholder
    Nominations and Proposals...............................        21

Appendix A -- Charter of the Audit Committee of the Board of
Directors...................................................       A-1

Appendix B -- 2001 Incentive Plan...........................       B-1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2001

TO THE SHAREHOLDERS OF                                            March 28, 2001
PENNZOIL-QUAKER STATE COMPANY:

    The annual meeting of shareholders of Pennzoil-Quaker State Company will be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on Thursday,
May 3, 2001 at 10:00 a.m., Houston time, for the following purposes:

     1. To elect four directors.

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for 2001.

     3. To approve a proposed 2001 Incentive Plan covering 2,000,000 shares of Common Stock of the Company.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 9, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder for any purpose germane to the meeting during the meeting and during regular business hours beginning ten days before the date of the meeting at the office of the Corporate Secretary of the Company at the address below.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote your shares on the Internet site as shown on the proxy card, call the toll-free telephone number printed on the proxy card, or sign, date and return the enclosed proxy card as soon as possible.

                                          By Order of the Board of Directors

                                          Linda F. Condit
                                          VICE PRESIDENT AND
                                          CORPORATE SECRETARY

P. O. Box 2967
Houston, Texas 77252-2967

700 Milam
Houston, Texas 77002-2805

                                     [LOGO]

                   P. O. Box 2967 - Houston, Texas 77252-2967
                                  713/546-4000

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 28, 2001. They are furnished in connection with the solicitation by the Board of Directors of Pennzoil-Quaker State Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile transmission or personal interview by regular employees of the Company. The Company has retained Morrow & Co., Inc. to solicit proxies at a fee estimated not to exceed $7,000 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

    All duly executed proxies received prior to or at the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, FOR approval of the 2001 Incentive Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking the proxy, by delivering a duly executed proxy bearing a later date (including a telephone or Internet vote) or by appearing at the annual meeting and voting in person.

    As of March 9, 2001, the record date for determining shareholders entitled to vote at the annual meeting, the Company had outstanding and entitled to vote 78,767,129 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report to Shareholders, which includes financial statements of the Company for the year ended December 31, 2000, has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation materials.

I.  ELECTION OF DIRECTORS

    Four directors are to be elected at the annual meeting of shareholders. Messrs. W. L. Lyons Brown, Jr., H. John Greeniaus, James J. Postl, and
Ms. Terry L. Savage will be nominated, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors, or for particular directors, is withheld. All four nominees are currently directors of the Company. The term of office for all directors to be elected will be a three-year term expiring on the date of the annual meeting in 2004 (or until their respective successors are duly elected and qualified).

    The persons named in the proxy may act with discretionary authority if any nominee should become unavailable for election. In accordance with the Company's By-laws, the four directors will be elected by a plurality of the votes cast.

    NOMINEES -- The following summaries set forth information concerning the four nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          W. L. LYONS BROWN, JR. served as Chairman of the Board of
[PHOTO]                   Brown-Forman Corporation, a producer and marketer of
                          diversified consumer products, until his retirement in 1995.
                          He was also Chief Executive Officer of Brown-Forman
                          Corporation from 1975 until 1993. He has served as a
                          director of the Company since December 1998 and is Chairman of the Compensation Committee of the Board. Mr. Brown is
                          also a director of The France Growth Fund, Inc. and Westvaco
                          Corporation and an advisory director of Bessemer Holdings,
                          L.P. He is 64 years of age and lives in Prospect, Kentucky.

                          H. JOHN GREENIAUS has been President of G-Force LLC since
[PHOTO]                   1998. He was Chairman and Chief Executive Officer of
                          Nabisco, Inc. from 1993 to 1997. He has served as a director of the Company since July 2000 and is a member of the Audit
                          Committee of the Board. Mr. Greeniaus is also a director of
                          CCL Industries Inc., PRIMEDIA Inc. and True North
                          Communications Inc. He is 56 years of age and lives in
                          Morristown, New Jersey.

                          JAMES J. POSTL was named Chief Executive Officer of the
[PHOTO]                   Company in June 2000 and has served as President since
                          December 1998. He served as President of Pennzoil Products
                          Company from October 1998 to December 1998, President of
                          Nabisco Biscuit Company from 1995 to early 1998 and
                          President of Nabisco International from 1994 to 1995. Prior to that time, he held various management positions with
                          PepsiCo, Inc. and Procter & Gamble Company. Mr. Postl has
                          served as a director of the Company since December 1998 and is a member of the Executive Committee of the Board. Mr.
                          Postl is also a director of PanAmerican Beverages, Inc. He is 55 years of age and lives in Houston.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------

                          TERRY L. SAVAGE is the founder and has been president of
[PHOTO]                   Terry Savage Productions, Ltd. and a syndicated columnist, speaker and author on personal finances for more than the
                          past five years. She has served as a director of the Company since March 2000 and is a member of the Compensation
                          Committee of the Board. Ms. Savage is also a director of
                          McDonald's Corporation. She is 56 years of age and lives in
                          Chicago, Illinois.

    DIRECTORS WITH TERMS EXPIRING IN 2002 AND 2003 -- The following summaries set forth information concerning the seven directors of the Company whose present terms of office will continue until 2002 or 2003, including each director's age, position with the Company, if any, and business experience during the past five years.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          HOWARD H. BAKER, JR. has been a partner with the law firm of
[PHOTO]                   Baker, Donelson, Bearman & Caldwell since 1988. From 1987 to
                          1988, he was Chief of Staff to the President of the United
                          States. Mr. Baker also served three terms as a member of the
                          United States Senate and was Senate Majority Leader from
                          1981 to 1985 and Minority Leader from 1977 to 1981. He has served as a director of the Company since December 1998 and is Chairman of the Nominating Committee and a member of the
                          Executive Committee of the Board. Mr. Baker is a regent of the Smithsonian Institution. He is 75 years of age and lives in Huntsville, Tennessee. His current term as a director of the Company expires in 2003.

                          FORREST R. HASELTON served as President-Retail of the Sears
[PHOTO]                   Merchandise Group, a division of Sears Roebuck and Company, until his retirement in 1993. He has served as a director of the Company since December 1998 and is a member of the
                          Compensation Committee of the Board. Mr. Haselton is 62
                          years of age and lives in Vero Beach, Florida. His current term as a director of the Company expires in 2002.

                          BERDON LAWRENCE was named Chairman of the Board of Kirby
[PHOTO]                   Corporation, an operator of tank barges and tow boats, in
                          October 1999. Prior to that time, he was President of
                          Hollywood Marine, Inc. for more than the past five years. He has served as a director of the Company since December 1998 and is a member of the Executive Committee and the
                          Nominating Committee of the Board. Mr. Lawrence is 58 years of age and lives in Houston. His current term as a director of the Company expires in 2002.

                                       NAME, AGE AND BUSINESS EXPERIENCE
                                       ---------------------------------
                          JAMES L. PATE was named Chairman of the Board of the Company
[PHOTO]                   in December 1998 and was Chief Executive Officer from
                          December 1998 to June 2000. He retired as an employee of the
                          Company in December 2000. Mr. Pate served as Chairman of the
                          Board of Pennzoil Company (renamed PennzEnergy Company) from
                          1994 to 1999, was Chief Executive Officer from 1990 to 1998 and was President from 1990 until 1997. Mr. Pate has served as a director of the Company since December 1998 and is
                          Chairman of the Executive Committee and a member of the
                          Nominating Committee of the Board. Mr. Pate is also a
                          director of Bowater Incorporated and Crown Cork & Seal
                          Company, Inc. He is 65 years of age and lives in Houston.
                          His current term as a director of the Company expires in
                          2003.

                          BRENT SCOWCROFT is President of the Scowcroft Group, Inc., a
[PHOTO]                   firm consulting on national and international security
                          affairs. From 1989 to 1993, he was Assistant to the
                          President of the United States for National Security
                          Affairs. He has served as a director of the Company since
                          1999. Mr. Scowcroft is also a director of QUALCOMM
                          Incorporated. He is 76 years of age and lives in Bethesda,
                          Maryland. Mr. Scowcroft's current term as a director of the
                          Company expires in 2002.

                          GERALD B. SMITH has been Chairman and Chief Executive
[PHOTO]                   Officer of Smith, Graham & Company, a fixed income
                          investment management firm, for more than the past five
                          years. He has served as a director of the Company since
                          December 1998 and is a member of the Audit Committee and
                          Executive Committee of the Board. He is a member of the
                          management board of Rorento N.V., a member of the Audit
                          Committee of Northern Borders Partners, L.P. and a director of Charles Schwab Family of Funds and Cooper Industries,
                          Inc. He is 50 years of age and lives in Houston. His current term as a director of the Company expires in 2003.

                          LORNE R. WAXLAX served as Executive Vice President of the
[PHOTO]                   Gillette Company until his retirement in 1993. He has served as a director of the Company since December 1998 and is
                          Chairman of the Audit Committee of the Board. Mr. Waxlax is
                          also a director of BJ's Wholesale Club, Inc., Clean Harbors,
                          Inc., HomeBase, Inc., and Hon Industries, Inc. He is 67
                          years of age and lives in Vero Beach, Florida. His current term as a director of the Company expires in 2003.

    BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors, all of whom are identified in the above summaries, are not employees of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans and conditional stock award programs. The Nominating Committee recommends candidates for election to the Board of Directors and assignments to the Board committees.

    During 2000, the Board of Directors held six meetings. During 2000, the Audit Committee met two times in addition to the reviews of the Company's quarterly financial statements, and the Compensation Committee met seven times. The Nominating Committee was formed in 2001. During 2000, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Compensation, Executive and Nominating Committees. Each such director also receives an additional fee of $1,000 for each Board and committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

    SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following table sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 9, 2001 (i) by the Company's nominees for director, other directors, chief executive officer and four other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of the Company as a group.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                                 OWNERSHIP (1)
                                                              --------------------   PERCENTAGE
                            NAME                               DIRECT      OTHER      OF CLASS
                            ----                              ---------   --------   ----------
Howard H. Baker, Jr.........................................     10,000     --          *
W. L. Lyons Brown, Jr.......................................      6,500    3,321        *
Marc C. Graham..............................................     29,508     --          *
H. John Greeniaus...........................................     40,000     --          *
Forrest R. Haselton.........................................      7,248     --          *
Berdon Lawrence.............................................     45,000     --          *
James L. Pate...............................................    947,278     --           1.2%
James J. Postl..............................................    307,885     --          *
Terry L. Savage.............................................      2,500     --          *
Brent Scowcroft.............................................      8,500     --          *
James W. Shaddix............................................    143,514     --          *
Gerald B. Smith.............................................      2,000     --          *
Lorne R. Waxlax.............................................     31,364     --          *
All the above and all other current executive officers
 as a group (25 persons)....................................  1,901,962    3,321         2.4%

------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed under the "Direct" column include those owned by the individuals and members of their immediate families, or held by any of them in family trusts. Securities owned by certain family members are included in the foregoing table even where the possession or sharing of voting or dispositive power is not acknowledged. The "Direct" column also includes shares subject to stock options exercisable within 60 days (280,323 for Mr. Postl, 23,332 for Mr. Graham, 769,160 for Mr. Pate, 113,606 for
    Mr. Shaddix, and 1,444,054 for all the above and all other current executive officers as a group). Shares shown under the "Other" column include ownership through charitable foundations in which the named individual is an officer or trustee.

*   Less than 1%.

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all such persons required to file during 2000 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

    EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (together with the CEO, the "named officers"). Until December 30, 1998, the named officers were all officers of Pennzoil Company, the Company's former parent company, except for Mr. Postl and Mr. Graham. All compensation for 1998 set forth below was paid by Pennzoil Company.

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                            ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                       ------------------------------   -----------------------   --------
                                                                                     SECURITIES
                                                              OTHER                  UNDERLYING                ALL
                                                              ANNUAL    RESTRICTED    OPTIONS/                OTHER
                                                             COMPEN-      STOCK         SARS                 COMPEN-
NAME AND                                           BONUS      SATION      AWARDS      (SHARES)      LTIP      SATION
PRINCIPAL POSITION            YEAR      SALARY      (1)        (2)         (3)          (4)       PAYMENTS     (5)
------------------          --------   --------   --------   --------   ----------   ----------   --------   --------
James J. Postl                2000     $631,900   $262,500   $885,200    $363,700      203,500      --       $ 25,800
  President and Chief         1999      509,400    431,000     99,700     236,300      318,700      --          2,900
  Executive Officer           1998       96,200    296,800      --         --           --          --            700

Clyde W. Beahm (6)            2000     $329,300   $ 83,800   $ 63,200    $101,900       50,000      --       $212,900
  Executive Vice              1999      322,000    181,900     67,300      87,300       27,600      --         23,300
  President -- Lubricants     1998      283,200      --        66,100      66,800        4,500      --         34,400

Marc C. Graham                2000     $309,200   $ 80,000    122,200    $101,900       50,000      --       $  2,100
  Group Vice President --     1999      132,700    164,300      --         --           20,000      --            900
  Jiffy Lube                  1998        --         --         --         --           --          --          --

James L. Pate (7)             2000     $880,800   $334,000   $363,600    $509,400      265,000      --       $130,200
  Chairman of the Board       1999      846,600    720,050    194,100     424,500      147,700      --         72,100
                              1998      807,200      --       157,700     409,200       26,500      --        130,600

James W. Shaddix              2000     $343,500   $ 95,300   $ 79,500    $122,300       60,000      --       $ 41,500
  General Counsel             1999      327,200    227,200     84,300      95,400       31,600      --         26,100
                              1998      300,700      --        95,900      80,800        5,200      --         45,300

------------

(1) A portion of the bonus shown for 1999 was paid in shares of Common Stock as follows: 17,315 shares for Mr. Postl, 5,850 shares for Mr. Beahm, 6,176 shares for Mr. Graham, 33,735 shares for Mr. Pate and 6,644 shares for Mr. Shaddix.

(2) Amounts shown for 2000 include aircraft usage costs of $112,200 for Mr. Postl and $279,500 for Mr. Pate; a perquisite allowance of $59,400 for Messrs. Postl, Pate and Shaddix and $42,400 for Messrs. Beahm and Graham; and excess medical coverage of $20,100 for Messrs. Graham, Pate and Shaddix and $20,800 for Mr. Beahm. Amount shown for 2000 for Mr. Postl also includes $166,500 of deemed interest associated with a $1.8 million interest-free loan, which was received from the Company and has been repaid, and $547,100 in relocation costs. Amount shown for 2000 for Mr. Graham also includes $59,700 in relocation costs. Amounts shown for 1999 include aircraft usage charges of $40,300 for Mr. Postl and $105,900 for Mr. Pate; a perquisite

                                                   (FOOTNOTES ON FOLLOWING PAGE)
    allowance of $59,400 for Messrs. Postl, Pate and Shaddix and $42,400 for Mr. Beahm; and excess medical coverage of $24,900 for Messrs. Beahm, Pate and Shaddix and $12,500 for Mr. Graham. Amounts shown for 1998 include aircraft usage costs of $69,800 for Mr. Pate; a perquisite allowance of $59,400 for Messrs. Pate and Shaddix and $42,400 for Mr. Beahm; and excess medical coverage of $23,700 for Messrs. Beahm, Pate and Shaddix.

(3) Amounts shown under Restricted Stock Awards are the aggregate market values on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date. Each common stock unit awarded in 1998 became a common stock unit award of the Company and vested as a result of the separation from Pennzoil Company and will be distributed in the form of a share of Common Stock at the end of the original five-year vesting period. Each common stock unit awarded in 1999 and 2000 will be distributed in the form of a share of Common Stock at the end of a five-year period, provided certain conditions as to continued employment are met or as otherwise determined by the Compensation Committee in its discretion. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock. Conditional stock units awarded to Mr. Pate in 1999 and 2000 vested at the end of 2000 in connection with his retirement. The aggregate common stock units held at the end of 2000 and their values were 51,720 units, $665,900 for Mr. Postl; 10,000 units, $128,800 for Mr. Graham; and 18,470 units, $237,800 for Mr. Shaddix. Such values are calculated by multiplying the closing stock price of the common stock on December 29, 2000 ($12.875) by the number of common stock units held at such date.

(4) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(5) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 2000 under the Company's Savings and Investment Plan and related supplemental agreements ($21,500 for Mr. Postl, $35,000 for Mr. Beahm, $124,300 for Mr. Pate and $39,200 for Mr. Shaddix) and
    (ii) amounts paid by the Company in 2000 for certain premiums on term life insurance ($4,300 for Mr. Postl, $2,200 for Mr. Beahm, $2,100 for
    Mr. Graham, $5,900 for Mr. Pate and $2,300 for Mr. Shaddix.) Mr. Beahm also received $175,700 as part of his retirement agreement in lieu of continuing rights in conditional stock.

(6) Mr. Beahm was Executive Vice President -- Lubricants until December 31, 2000, when he retired as an employee of the Company.

(7) Mr. Pate retired as an employee of the Company on December 31, 2000. He continues to serve as Chairman of the Board.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 2000 to the named officers reflected in the Summary Compensation Table on page 7.

                           OPTION/SAR GRANTS IN 2000

                                                                                               GRANT DATE
                                                         INDIVIDUAL GRANTS                       VALUE
                                       -----------------------------------------------------   ----------
                                        NUMBER OF
                                        SECURITIES     PERCENT OF
                                        UNDERLYING       TOTAL
                                       OPTIONS/SARS   OPTIONS/SARS
                                        GRANTED IN     GRANTED TO     EXERCISE                 GRANT DATE
                                           2000        EMPLOYEES     PRICE (PER   EXPIRATION    PRESENT
                                       (SHARES)(1)      IN 2000      SHARE)(2)       DATE      VALUE (3)
                                       ------------   ------------   ----------   ----------   ----------
James J. Postl.......................     160,000          4.6%       $ 8.9063     3/9/2010     $458,300
                                           43,500          1.3%       $10.6563     5/3/2010     $149,100
Clyde W. Beahm.......................      50,000          1.4%       $ 8.9063     3/9/2010     $143,200
Marc C. Graham.......................      50,000          1.4%       $ 8.9063     3/9/2010     $143,200
James L. Pate........................     265,000          7.7%       $ 8.9063     3/9/2010     $759,000
James W. Shaddix.....................      60,000          1.7%       $ 8.9063     3/9/2010     $171,900

------------

(1) The named officers were granted the above number of options to acquire Common Stock of the Company on March 9, 2000, except for options relating to 43,500 shares of common stock granted to Mr. Postl on May 3, 2000. All such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(2) The option exercise price is 100% of the mean of the high and low trading prices of the Common Stock on the New York Stock Exchange on the dates of grant (March 9, 2000 or May 3, 2000) and may be paid in cash or previously owned shares of Common Stock.

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(3) Based on the binomial option-pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the binomial model. The estimated values under the model are based on the following assumptions: expected volatility factor based on a thirteen-month historical volatility of Pennzoil-Quaker State Company weekly Common Stock prices (0.3758), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (6.8%), dividend yield on the Pennzoil-Quaker State Company Common Stock (5.47%), an option exercise period of 10 years (with the exercise occurring at the end of such period) and 3% per year adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 2000 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase Common Stock granted in 2000 and prior years to the named officers and held by them at December 31, 2000. None of the named officers exercised options or tandem stock appreciation rights in 2000.

                       YEAR-END 2000 OPTION/SAR HOLDINGS

                                              NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS HELD AT            "IN-THE-MONEY" OPTIONS AT
                                                     DECEMBER 31, 2000                   DECEMBER 31, 2000 (1)
                                             ----------------------------------      ------------------------------
                                             EXERCISABLE      UNEXERCISABLE (2)      EXERCISABLE      UNEXERCISABLE
                                             -----------      -----------------      -----------      -------------
James J. Postl.........................         106,245            415,990                    0          731,505
Clyde W. Beahm.........................          69,775             68,420                    0          198,435
Marc C. Graham.........................           6,666             63,334                    0          198,435
James L. Pate..........................         789,160                  0            1,051,706                0
James W. Shaddix.......................          88,573             81,067                    0          238,122

------------

(1) The excess, if any, of the market value of Common Stock at December 29, 2000 ($12.875) over the option exercise price.

(2) All of these options become immediately exercisable upon a change in control of the Company.

    LONG-TERM INCENTIVE AWARDS. Shown below is information with respect to awards in 2000 under the Company's long-term incentive arrangements.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER
                                                 OTHER PERIOD      NONSTOCK PRICE-BASED PLANS (1)
                                               UNTIL MATURATION   ---------------------------------
                                                  OR PAYOUT       THRESHOLD    TARGET     MAXIMUM
                                               ----------------   ---------   --------   ----------
James J. Postl...............................  3 years            $182,000    $735,000   $2,205,000
Clyde W. Beahm...............................  3 years              46,900     191,000      572,900
Marc C. Graham...............................  3 years              44,800     182,400      547,200
James L. Pate................................  3 years              77,200     311,900      935,600
James W. Shaddix.............................  3 years              55,500     221,800      665,500

------------

(1) Payout of the 2000 long-term incentive awards will be determined by comparing the Company's total shareholder return ("TSR") to a selected group of 15 peer companies, designated at the time of grant. At the end of the performance period, the Company and the peer companies will be ranked based on their TSR. Maximum payout occurs if the Company is ranked third or higher. Target payout is achieved if the Company is ranked eighth. Threshold payout occurs if the Company is ranked twelfth. The incentive awards are targeted at the market 55th percentile. The Company must achieve a minimum TSR of 6% per year (averaged over the performance cycle) before any payments may be made. Awards, calculated as a percentage of base salary, are paid (if earned) after the completion of the performance cycles.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Postl, Beahm, Graham, Pate and Shaddix to supplement their benefits under the tax-qualified retirement plan if and to the extent the aforesaid limitations on annual benefits and compensation mandated by ERISA reduce the retirement benefits otherwise payable under such plan. The Company has agreements with each of Messrs. Postl, Pate and Shaddix designed to bring his total annual retirement benefits from all sources, including social security and other benefits, to 57% of his annual salary, or for Mr. Postl, salary and incentive bonus, at retirement. In addition, these agreements provide for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Messrs. Postl and Shaddix's agreements also provide for severance benefits. Based on salaries as of December 31, 2000, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $391,500 for Mr. Postl, $87,400 for Mr. Graham and $224,300 for Mr. Shaddix.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only if each of the following events occur: (a) a change in control of the Company, (b) a designation by the Board of Directors or the Compensation Committee that the employee is likely to be adversely affected by the change in control and (c) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Messrs. Postl, Graham and Shaddix. Such severance benefits generally include a payment of up to three times a participant's annual salary and incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.

    Many of the Company's executive compensation programs were established before provisions of the Internal Revenue Code of 1986, as amended (the "Code"), imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executive officers receive from the Company. If the Company's executive compensation arrangements were settled upon a change in control of the Company, such punitive excise taxes would be imposed in every case. The Company has designed its programs with a view to providing these payments and benefits taking into account prevailing tax rates. The imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning.

    To prevent benefits provided to the Company's executive officers under its various compensation arrangements from being unfairly reduced by reason of excise taxes imposed on such benefits under the Code, the Company has entered into Tax Protection Agreements with all of its executive officers. Such Tax Protection Agreements provide that, if there is a change in control of the Company and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed in the payment, would place the employee in the same position with respect to taxes on the Company's compensation or benefits had such excise taxes not been imposed.

    The Company also has agreements with Messrs. Postl, Graham and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan except for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and medical expense coverage for one year,
(c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreement referred to above under "Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies and
(d) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Other agreements provide for certain executive officers that, upon any termination of employment (other than termination for cause or voluntary termination prior to a change in control), the executive officer will receive supplemental retirement benefits payable at age 55 equal to the benefit such executive officer would have earned had current cash compensation continued to age 55. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 2000) $4,392,600 for Mr. Postl, $1,669,000 for Mr. Graham and $1,818,300 for Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $6,800 for Mr. Postl and $700,600 for Mr. Shaddix.

    EMPLOYMENT AGREEMENT WITH MR. POSTL. The Company has entered into an employment agreement with Mr. Postl that establishes his base salary and provides for his participation in the Company's annual performance incentive plan, tax-qualified retirement and savings plans and other executive benefit programs and practices generally applicable to the Company's executives. The employment agreement provides for certain benefits in the event of termination of Mr. Postl's employment with the Company prior to the end of the employment period.

    On February 10, 2000 the Company extended an interest-free loan in the amount of $1.8 million to Mr. Postl to finance the purchase price of a house in Houston and related improvements and costs. On December 6, 2000, Mr. Postl repaid this loan to the Company.

    CONSULTING AGREEMENT WITH MR. PATE. The Company has entered into a consulting agreement with Mr. Pate for his services for a three-year period beginning January 1, 2001. The agreement provides for remuneration, office space, secretarial and other assistance, and company-related travel expenses during this period.

    OTHER MATTERS. In 1998, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will protect employees against liability for any tax, including penalties and interest, asserted by the Internal Revenue Service in an amount exceeding the tax on the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Brown and Haselton and Ms. Savage, all of whom are non-employee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION -- The Compensation Committee is responsible for oversight of the executive compensation program of the Company. Decisions are based on the Compensation Committee's understanding of the Company's business and its goals as well as knowledge of the performance of the Company and contributions made by its executives. The Compensation Committee uses an outside consultant, who provides guidance and information on competitive market data and practices.

    2000 COMPENSATION PHILOSOPHY. The Compensation Committee believes that our shareholders' best interests are served by managing the Company with a long-term perspective, while striving to produce consistently good annual results. Therefore, the Company's executive compensation program has been designed to attract, motivate, and retain executive talent that will produce superior results and strengthen the Company's position as a world-class consumer products company.

    Base salary, annual incentives, long-term incentives and executive benefits are the four elements of compensation provided to the Company's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to shareholders. The Company's executive compensation program targets competitive compensation levels that vary based on performance.

    BASE SALARY PROGRAM. The Company's base salary program is based on a philosophy of providing salaries that are equivalent to the market median for companies of comparable size (as measured by revenues). In aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role. Consequently, employees with higher levels of sustained performance over time and employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and the Company's overall financial results. Individual performance assessment is subjective; the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors is used in determining base salary levels.

    Mr. Postl was named CEO effective in June 2000. At that time, his salary was increased from $550,000 to $700,000, which is slightly below the comparable company group median since Mr. Postl was new to the CEO role.

    ANNUAL INCENTIVE PLAN.  The Company's annual incentive plan is intended to
(1) reward key employees based on company and business unit performance,
(2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

    The Company's annual incentive plan measures for 2000 were earnings before interests and taxes ("EBIT"), cost reduction and working capital reduction. EBIT and working capital reduction were also used at the business unit level, along with additional measurements such as revenue growth and sales growth. The 2000 bonuses paid to corporate officers were below target since the Company's overall performance on these goals was below target. Mr. Postl received an award of $262,500.

    LONG-TERM INCENTIVE PLANS. The Company has several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award used by the Company and are granted at 100% of fair market value at the date of grant. Stock options are intended to reward executives for appreciation in the market value of the Company's Common Stock. Conditional stock grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return. The Company also has in place a long-term performance plan that rewards executives for the Company's total shareholder return performance relative to a peer group of consumer products companies. The total long-term incentive program (including the three devices cited above) is targeted at the market 55th percentile.

    Mr. Postl received stock options for 160,000 shares of Common Stock and 30,000 shares of conditional stock in March 2000. Following his selection as CEO, he was awarded stock options for 43,500 shares of Common Stock and 5,700 shares of conditional stock in May 2000. Mr. Postl did not earn a payment under the Company's long-term performance plan because threshold performance was not achieved. The total value of the stock option, conditional stock and targeted long-term performance plan awards provided to Mr. Postl placed his total long-term incentives below the market 50th percentile.

    OTHER PLANS AND BENEFITS. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and/or length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverage) or are independent of salary levels (such as the perquisite allowances and medical coverage). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

    SECTION 162(M). The Company's incentive plans provide for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under
Section 162(m) of the Internal Revenue Code. Whether one or more awards made under these incentive plans are qualified as performance-based components is in the discretion of the Company and the Compensation Committee. Currently, some of the awards under the incentive plans are not qualified under Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

                                          Respectfully Submitted,

                                          The Compensation Committee
                                            W. L. Lyons Brown, Jr., Chair
                                            Forrest R. Haselton
                                            Terry L. Savage

March 7, 2001

PERFORMANCE GRAPHS--

    TWO YEARS ENDED DECEMBER 31, 2000. The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and the Standard & Poor's Consumer Staples Index for the last two years. The graph assumes that the value of the investment in the Common Stock or in each index was $100 at December 31, 1998 and that all dividends were reinvested. The Common Stock of the Company began trading "regular way" on the New York Stock Exchange on December 31, 1998.

                 COMPARISON OF TWO-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

        PENNZOIL-QUAKER STATE COMPANY  S&P MIDCAP 400  S&P CONSUMER STAPLES
Dec-98                         100.00          100.00                100.00
Mar-99                          85.13           93.59                 97.33
Jun-99                         104.54          106.76                 97.80
Sep-99                          89.17           97.73                 86.83
Dec-99                          73.25          114.54                 93.69
Mar-00                          76.62          129.08                 85.91
Jun-00                          90.07          124.82                 91.42
Sep-00                          79.55          139.99                 91.37
Dec-00                          99.04          134.60                 98.64

    SUPPLEMENTAL INFORMATION FOR FOURTEEN MONTHS ENDED FEBRUARY 28, 2001. The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's Midcap Stock Index and the Standard & Poor's Consumer Staples Index for the most recent fourteen-month period ended February 28, 2001 (on a month-by-month basis at the end of each calendar month). The graph assumes that the value of the investment in the Common Stock or in each index was $100 at December 31, 1999 and that all dividends were reinvested.

              COMPARISON OF FOURTEEN-MONTH CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        PENNZOIL-QUAKER STATE COMPANY  S&P MIDCAP 400  S&P CONSUMER STAPLES
Dec-99                         100.00          100.00                100.00
Jan-00                         111.04           97.18                 96.49
Feb-00                          88.32          103.99                 88.84
Mar-00                         104.60          112.69                 91.70
Apr-00                         109.61          108.75                 92.33
May-00                         112.13          107.40                 96.45
Jun-00                         122.96          108.98                 97.58
Jul-00                         127.42          110.70                 96.22
Aug-00                         128.65          123.06                 96.82
Sep-00                         108.61          122.22                 97.52
Oct-00                         121.54          118.07                104.16
Nov-00                         124.05          109.16                103.64
Dec-00                         135.21          117.51                105.29
Jan-01                         126.55          120.13                105.97
Feb-01                         148.36          113.26                103.28

II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the ratification of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2001. This firm acted as independent public accountants to the Company for the past two years. Representatives of Arthur Andersen LLP will attend the annual meeting, will be available to respond to questions by shareholders and will have an opportunity to make a statement regarding the Company's financial statements if they desire to do so.

    The Board of Directors recommends that shareholders ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

    FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS -- Fees paid to Arthur Andersen LLP for work performed in 2000 were as follows:

Audit Fees..................................................  $1,099,000

Financial Information Systems Design and Implementation
  Fees......................................................  $        0

All Other Fees..............................................  $2,354,600

    AUDIT COMMITTEE CHARTER -- The Audit Committee of the Board acts under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. The Audit Committee provides independent, objective oversight of the Company's accounting functions and controls. All members of the Audit Committee meet the independence and other standards promulgated by the Securities and Exchange Commission and the New York Stock Exchange.

    REPORT OF THE AUDIT COMMITTEE -- The Audit Committee's responsibilities include reviewing the Company's quarterly unaudited and annual audited financial statements, discussing the financial reporting with the Company's independent auditors and evaluating the independence of the auditors. In carrying out its responsibilities, the Audit Committee has discussed with the Company's internal auditors and its independent public accountants, Arthur Andersen LLP, the overall scope and plans for their respective audits. The Audit Committee routinely meets with the internal auditors, Arthur Andersen LLP, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has reviewed and discussed with management and Arthur Andersen LLP the audited financial statements of the Company for the year ended December 31, 2000, including the quality of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with Arthur Andersen LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP their independence from the Company. Arthur Andersen LLP provided certain non-audit services to the Company during 2000, including tax preparation and various consultation services. The Audit Committee has considered the effect the provision of these services might have on the independence of Arthur Andersen LLP.

    Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-K for the year ended December 31, 2000.

                                          Respectfully submitted,

                                          The Audit Committee

                                            Lorne R. Waxlax, Chair
                                            H. John Greeniaus
                                            Gerald B. Smith

March 8, 2001

III.  APPROVAL OF THE 2001 INCENTIVE PLAN.

    DESCRIPTION OF THE 2001 INCENTIVE PLAN -- The Company in the past has used stock options and conditional stock to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders. Because fewer than 1,674,228 shares remained available for grant under existing incentive plans as of December 31, 2000, the Board of Directors began considering the creation of a new incentive plan for the Company. Accordingly, the Board of Directors in March 2001 adopted, subject to shareholder approval, the 2001 Incentive Plan (the "2001 Incentive Plan"), covering an aggregate of 2,000,000 shares of Common Stock, provided that no more than 600,000 shares are available for Awards other than Options. The objectives of the 2001 Incentive Plan are to (i) attract and retain the services of key employees and nonemployee directors and (ii) encourage a sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the 2001 Incentive Plan with a proprietary interest in the growth and performance of the Company. Awards under the 2001 Incentive Plan may be "Employee Awards" or "Director Awards" (as each is described below).

    Persons eligible for Employee Awards are (i) key employees holding positions of responsibility with the Company or any of its subsidiaries and whose performance can have a significant effect on the success of the Company and its subsidiaries and (ii) individuals who are expected to become such key employees within six months of the date of an Award. Individuals eligible for Director Awards under this plan are those members of the Board who are not employees ("Nonemployee Directors"). As of March 8, 2001, there were at least
595 employees of the Company and its subsidiaries, consisting of executive officers and certain other employees of the Company and its subsidiaries, who would be eligible for Employee Awards and 10 individuals who would be eligible for Director Awards under the 2001 Incentive Plan. It is expected that the 2001 Incentive Plan will provide incentives for a period of approximately two years, after which time it may be appropriate for the Company to implement another similar plan.

    The Compensation Committee of (or other committee designated by) the Company's Board of Directors (the "Committee") will administer the 2001 Incentive Plan. The Committee will have the exclusive power to administer the 2001 Incentive Plan, to take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof, to interpret the 2001 Incentive Plan, to adopt such rules, regulations and guidelines for carrying out its purposes as the Committee may deem necessary or proper in keeping with the objectives of the 2001 Incentive Plan and to correct any defect or reconcile any inconsistency in the 2001 Incentive Plan. The Committee may, in its discretion, among other things, extend or accelerate the exercisability of an Employee Award, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Employee Award, waive any restriction or other provision of the 2001 Incentive Plan or in any Employee Award or otherwise amend or modify any Employee Award in any manner that is either (i) not adverse to that participant to whom the Award was granted or
(ii) consented to by that participant. The Committee may also make an Employee Award to an individual who it expects to become a key employee of the Company or any of its subsidiaries within six months of the Employee Award, subject to such individual being so employed by the Company or a subsidiary thereof within such period. The Committee may delegate to the chief executive officer and other senior officers of the Company its duties under the 2001 Incentive Plan.

    The Board of Directors may amend, modify, suspend or terminate the 2001 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that (i) no amendment or alteration that would adversely affect the rights of any participant under any Award previously granted to such participant shall be made without the consent of such participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements. The Board of Directors may make certain adjustments in the event of any subdivision, split or consolidation of outstanding shares of Common Stock, any declaration of a stock dividend payable in shares of Common Stock, any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends).

    Employee Awards may be in the form of, among other things (i) rights to purchase a specified number of shares of Common Stock at a specified price ("Options"), (ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price ("SARs"),
(iii) grants of restricted or unrestricted Common Stock or restricted units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property that are made subject to the attainment of one or more performance goals ("Performance Awards").

    The Committee will determine the employees to receive Awards and the terms, conditions and limitations applicable to each such Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, attainment of specified growth rates, increases in specified indices or other comparable measures of performance. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include any of the following: increased revenue; net income; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes; total shareholder return; other earning measures; economic value added (EVA); cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures.

    Director Awards shall be in the form of nonqualified stock options ("Director Options"). On an annual basis, the Committee will determine the Nonemployee Directors to receive Director Awards, and the number of shares of Common Stock to be granted under each Director Option; provided, that no Nonemployee Director may receive a Director Option for more than 5,000 shares of Common Stock during any calendar year. Director Options will (i) have a 10-year term; (ii) have an exercise price equal to the fair market value of the Common Stock on the grant date; and (iii) be fully vested and exercisable 6 months after the date of grant, or, if earlier, upon termination of a Nonemployee Director's membership on the Board for any reason other than voluntary resignation without approval of the Board.

    FEDERAL INCOME TAX CONSEQUENCES -- The following is a summary of the general rules of present federal income tax law relating to the tax treatment of stock awards, incentive stock options ("ISOs"), non-qualified stock options ("NSOs") and SARs issued under the 2001 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant under the 2001 Incentive Plan.

    STOCK AWARDS AND RELATED TAX PAYMENTS. Under the Code, federal income tax consequences with respect to a stock award depend on the facts and circumstances of each stock award and, in particular, the nature of the restrictions imposed with respect to the shares which are the subject of the stock award. In general, if shares which are the subject of the stock award are actually issued to a participant, but are subject to a "substantial risk of forfeiture" (for example, if rights to ownership of the shares are conditioned upon the future performance of substantial services by the participant), a taxable event generally occurs only when the risk of forfeiture lapses. At such time as the substantial risk of forfeiture lapses, the participant will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the participant's cost for such shares (if any), and the same amount is then deductible by the Company as compensation expense. If the restrictions with respect to the shares that are the subject of such stock award, by their nature, do not subject the key employee to a "substantial risk of forfeiture" of the shares, then the participant will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the participant's cost; and the same amount is then deductible by the Company. If no shares are actually issued to the participant at the time the stock award is granted, the participant will generally realize ordinary income at the time the participant receives shares free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the shares at such time over the participant's cost, if any; and the same amount is then deductible by the Company. The Company's deductions for compensation paid under the Plan are in all cases subject to certain applicable tax law limitations.

    OPTIONS. Some of the options issuable under the 2001 Incentive Plan may constitute ISOs within the meaning of Section 422 of the Code, while other options granted under the 2001 Incentive Plan may be NSOs. The code provides for tax treatment of stock options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of an NSO, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then-fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the NSO will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant sells the shares so purchased before the applicable holding periods expire), whereas, upon exercise of an NSO, the Company is entitled to a deduction in an amount equal to the income recognized by the participant. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise.

    STOCK APPRECIATION RIGHTS. The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the 2001 Incentive Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

    OTHER. In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2001 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income.

    CURRENT MORATORIUM ON EXERCISE OF SARS -- The current moratorium on the exercise of SARs under the Company's existing stock option plans (referred to above under "Executive Compensation") shall also apply to SARs granted (either alone or in tandem with Options) under the 2001 Incentive Plan. Should the Compensation Committee determine to lift this moratorium in the future, current accounting practices would require the Company to recognize compensation expense with respect to SARs equal in the aggregate to the excess from time to time of the market value of Common Stock subject to SARs over the specified strike price of the SARs, less the federal income tax benefit to the Company.

    ALLOCATION OF AWARDS UNDER THE 2001 INCENTIVE PLAN -- The following table illustrates the allocation of Awards to be made over the life of the 2001 Incentive Plan:

                              2001 INCENTIVE PLAN

NAME AND POSITION                          DOLLAR VALUE($) (1)    NUMBER OF UNITS (1)
-----------------                         ---------------------  ----------------------
James J. Postl, CEO and President.......  not determinable       not determinable
Marc C. Graham, Group Vice President....  not determinable       not determinable
James L. Pate, Chairman.................  not determinable       not determinable
James W. Shaddix, General Counsel.......  not determinable       not determinable
All executive officers..................  not determinable       not determinable
All nonemployee directors...............  not determinable       not determinable
All employees other than executive
  officers..............................  not determinable       not determinable

---------

(1) The allocation of Awards under the 2001 Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the Compensation Committee in its sole discretion, subject to applicable provisions of the 2001 Incentive Plan.

    SECTION 162(M) OF THE INTERNAL REVENUE CODE -- Section 162(m) of the Code disallows deductions for compensation in excess of $1 million for certain executives of publicly held corporations, unless such compensation meets the requirements of Section 162(m) as "performance-based" compensation. If the 2001 Incentive Plan is approved by shareholders, the Company will be entitled to deduct for federal income tax purposes certain performance-based compensation paid under the 2001 Incentive Plan to the CEO and other participating officers notwithstanding the $1 million limitation under Section 162(m) of the Code. The Company expects that all Options, SARs and Performance Awards under the 2001 Incentive Plan will qualify as performance-based compensation under
Section 162(m).

    BOARD RECOMMENDATION AND REQUIRED VOTE -- In order to attract and retain the services of key employees and nonemployee directors and to encourage their sense of proprietorship and interest in the development and financial success of the Company, the Board of Directors recommends approval of the 2001 Incentive Plan. Such approval would make an additional 2,000,000 shares of Common Stock available for use for Awards in connection with the 2001 Incentive Plan. In accordance with Section 162(m) of the Code, approval of the 2001 Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock cast with respect to the consideration of the 2001 Incentive Plan. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

    The foregoing description summarizes the principal terms and conditions of the 2001 Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the 2001 Incentive Plan, a copy of which is included as Appendix B hereto.

IV.  OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

                               NAME AND ADDRESS OF      NUMBER OF    PERCENTAGE
TITLE OF CLASS                   BENEFICIAL OWNER         SHARES      OF CLASS
--------------                 -------------------      ---------    ----------
Common Stock..............  Capital Research and        10,965,900      13.9%
                            Management Company
                            333 South Hope Street
                            Los Angeles, CA 90071

Common Stock..............  Shapiro Capital Management   4,144,600       5.3%
                            Company, Inc.
                            3060 Peachtree Road, N.W.
                            Atlanta, GA 30305

    The information in the foregoing table regarding Capital Research and Management Company ("Capital Research") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole dispositive power for 10,965,900 shares of Common Stock by Capital Research.

    The information in the foregoing table regarding Shapiro Capital Management Company, Inc. ("Shapiro") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2000. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting power for 4,144,600 shares of Common Stock and sole dispositive power for 4,144,600 shares of Common Stock by Shapiro.

    SHAREHOLDER PROPOSALS FOR 2002 MEETING -- In order to be included in the Company's proxy materials for its 2002 annual meeting of shareholders, eligible shareholder proposals must be received by the Company on or before November 30, 2001 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

    ADVANCE WRITTEN NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement). The advance written notice must set forth for each person whom the shareholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person, (d) any other information relating to such person that would be required to be disclosed in connection with the solicitation of proxies under the Exchange Act and (e) the written consent of such person to having his or her name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such shareholder.

    In the case of other proposals by shareholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth (a) a description of each proposal intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business (c) the number of shares of each class of capital stock of the Company that are beneficially owned by the shareholder on the date of such notice and (d) any arrangement, understanding or material interest of the shareholder in connection with such proposal.

    In order for shareholder nominations of director candidates or other shareholder proposals for the Company's 2002 annual meeting of shareholders to be timely submitted, they must be received by the Company on or after January 3, 2002 and on or before February 2, 2002. A copy of the By-laws of the Company setting forth the requirements for the nomination by shareholders of candidates for the Board of Directors and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                          By Order of the Board of Directors

                                          James L. Pate

                                          CHAIRMAN OF THE BOARD

March 28, 2001

                                                                      APPENDIX A

                                     [LOGO]

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 I. AUDIT COMMITTEE PURPOSE AND AUTHORITY

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company's accounting, auditing and financial reporting practices and processes. Included in those oversight responsibilities are:

    - Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

    - Monitoring the independence and performance of the Company's outside auditors and its internal auditing department.

    - Providing avenues of communication among the outside auditors, management, the internal auditing department, and the Board of Directors.

    The outside auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee, subject to any action that may be taken by the full Board, has the authority and responsibility to make recommendations to the full Board in connection with the selection, evaluation and, where appropriate, discharge or replacement of the outside auditors.

    The Audit Committee has the power and authority of the Board of Directors relating to the matters covered by this Charter, including the authority to retain special legal, accounting or other consultants to advise the Committee.

 II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    The Committee shall meet at least two times annually, and more frequently as the members deem it appropriate. The Chair of the Audit Committee shall be appointed by the Board of Directors, or in his absence or in case of a vacancy the members of the Audit Committee shall select one of their members to act as Chair. The Audit Committee Chair shall be responsible for the preparation of an agenda in advance of each meeting. The Committee should meet privately at least annually with each of management, the director of the internal auditing department and the outside auditors to discuss any matters that the Committee or each of these groups believe should be discussed. As necessary, the Committee, or its Chair, should communicate with management and the outside auditors to review the Company's quarterly financial statements and significant findings based upon the auditors' limited review procedures.

 III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    The Committee's responsibilities are in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's financial management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or the work of the outside auditors. The following functions are expected to be the common recurring activities of the Committee. These functions are set forth as guides with the understanding that departures from them may be appropriate depending on the circumstances.

    REVIEW PROCEDURES

      1. Review and reassess the adequacy of this Charter at least annually. Report the results of that review to the Board of Directors and, if necessary, make recommendations to the Board for amendment of the Charter.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the outside auditors of significant issues regarding accounting principles, practices, and judgments and consideration with the outside auditors of the matters required to be discussed by Statement of Accounting Standards (SAS) No. 61. Based on its review, the Audit Committee shall make a recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

      3. In consultation with the management, the outside auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the outside auditors and the internal auditing department together with management's responses.

      4. As necessary, review with financial management and the outside auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the outside auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    OUTSIDE AUDITORS

      5. The Audit Committee shall review the independence and performance of the outside auditors and annually recommend to the Board of Directors the appointment of the outside auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the plan and fees for the annual auditing engagement and approve other significant professional services (including compensation) to be provided by the outside auditors.

      7. On an annual basis, the Committee shall request from the outside auditors a written statement delineating all relationships between the auditor and the Company consistent with Independent Standards Board Standard No. 1 and shall discuss with the outside auditors any disclosed relationships that may impact the objectivity and independence of the outside auditor. The Committee shall recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself as to the outside auditors' independence.

      8. Discuss the results of the annual audit with the outside auditors.

      9. Consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    INTERNAL AUDIT DEPARTMENT

     10. Review the budget, plan, activities, and organizational structure of the internal audit department, as needed.

     11. Review the appointment and replacement of the senior internal audit executive.

     12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

    OTHER AUDIT COMMITTEE RESPONSIBILITIES

     13. Annually prepare a report to be included in the Company's annual proxy statement as required by the Securities and Exchange Commission. This report will affirm that: 1) audited financial statements have been reviewed and discussed with management; 2) matters required by SAS 61 have been discussed with the outside auditors; 3) matters required by ISB 1 regarding auditors' independence have been received from and discussed with the outside auditors; and 4) the audited financial statements have been recommended to be included in the Annual Report on Form 10-K. In addition, a copy of the Audit Committee Charter will be filed with the Company's proxy every three years.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                             2001 INCENTIVE PLAN OF
                         PENNZOIL-QUAKER STATE COMPANY

    1. PLAN. This 2001 Incentive Plan of Pennzoil-Quaker State Company ("Plan") was adopted by the Company to reward certain corporate officers and key employees of the Company and certain nonemployee directors of the Company.

    2. OBJECTIVES. This Plan is designed to attract and retain key employees and directors of the Company and its Subsidiaries, to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan.

    3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

    "Annual Director Award Date" means for each year, beginning with 2001, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

    "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either the Chairman or the Chief Executive Officer shall delegate the authority to execute any Award Agreement).

    "Award" means an Employee Award or a Director Award.

    "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

    "Board" means the Board of Directors of the Company.

    "Cash Award" means an Award denominated in cash.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

    "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

    "Company" means Pennzoil-Quaker State Company, a Delaware corporation.

    "Director" means an individual serving as a member of the Board.

    "Director Award" means a Director Option.

    "Director Option" means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Section 9 hereof.

    "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period (including restricted stock), an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

    "Employee" means an employee of the Company or any of its Subsidiaries.

    "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee (or expected to become an Employee within six months of the date of the Award) pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

    "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

    "Nonemployee Director" means an individual serving as a member of the Board who is not an Employee.

    "Nonqualified Stock Option" means an Option that is not an Incentive Option.

    "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

    "Participant" means an individual to whom an Award has been made under this Plan.

    "Performance Award" means an Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

    "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

    "Plan" means this 2001 Incentive Plan of Pennzoil-Quaker State Company, as amended from time to time.

    "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

    "Restricted Stock Unit" means a unit equal to one share of Common Stock.

    "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

    "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value (or other specified valuation) of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

    "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

    "Stock Based Awards Limitations" shall have the meaning set forth in
Section 8(b)(ii).

    "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

    4. ELIGIBILITY. Individuals eligible for Employee Awards under this Plan are (i) those key Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries and (ii) individuals who are expected to become such Employees within six months of the date of the Award. Individuals eligible for Director Awards under this Plan are those members of the Board who are Nonemployee Directors.

    5.  COMMON STOCK AVAILABLE FOR AWARDS.  Subject to the provisions of
Section 15, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 2,000,000 shares of Common Stock. No more than 600,000 shares of Common Stock shall be available for Awards other than Options. The number of shares of Common Stock that are the subject of Awards under this Plan, if forfeited or terminated, unexercised upon expiration, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or if exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

    6.  ADMINISTRATION.

        (a) This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

        (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may make an award to an individual who it expects to become an Employee within the next six months, provided that such award shall be subject to the individual actually becoming an Employee within such time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

        (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of
    Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

    7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

    8.  EMPLOYEE AWARDS.

        (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Employee Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Employee Awards may consist of those listed in this
    Section 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Award Agreement.

           (i) OPTION. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option awarded pursuant to this Plan, including the term of any Option and the date or dates upon which it becomes exercisable, shall be determined by the Committee. Notwithstanding any other provision of this Plan to the contrary, no Option shall be granted in exchange for a previously granted Option if the exercise price of such previously granted Option is greater than the exercise price of such replacement Option.

           (ii) SAR. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SAR awarded pursuant to this Plan, including the term of any SAR and the date or dates upon which it becomes exercisable, shall be determined by the Committee.

          (iii) STOCK AWARD. An Employee Award may be in the form of a Stock Award, including the award of Restricted Stock or restricted stock units. The terms, conditions and limitations applicable to any Stock Award granted pursuant to this Plan shall be determined by the Committee.

           (iv) CASH AWARD. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Award granted pursuant to this Plan shall be determined by the Committee.

           (v) PERFORMANCE AWARD. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a

       Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of such period of service to which the Performance Goal relates and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue; net income; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; total shareholder return; other earnings measures; economic value added; cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

        (b) The following limitations shall apply to any Award made hereunder:

           (i) no Participant may be granted, during any one calendar year period, Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

           (ii) no Participant may be granted, during any one calendar year period, Stock Awards covering or relating to more than 75,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above and the limitation set forth in Section 9(a) of this Plan, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

          (iii) no Participant may be granted Awards consisting of an annual cash incentive or long term incentive cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one calendar year period having a value determined on the date of grant in excess of $3,000,000 for Awards consisting of an annual cash incentive or long term cash incentive or other form permitted under this Plan.

    9. DIRECTOR AWARDS. Each Nonemployee Director of the Company may be granted Director Awards in accordance with this Section 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

        (a) ANNUAL DIRECTOR OPTIONS. On each Annual Director Award Date, the Committee, in its sole discretion, may grant to each Nonemployee Director a Director Option; provided, however, that no Nonemployee Director may be granted during any one calendar year period a Director Option that is exercisable for more than 5,000 shares of Common Stock. Each Award of a Director Option shall be embodied in an Award Agreement, which shall contain the terms, conditions and limitations set forth in subsection (b) below and such other terms, conditions and limitations determined by the Committee.

        (b) TERMS OF DIRECTOR OPTION. Each Director Option shall have a term of no more than ten years following the date of grant. The price at which shares of Common Stock may be purchased upon exercise of a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall be fully vested and exercisable six months after the date of grant. Notwithstanding the foregoing exercise schedule, all Director Options held by a Nonemployee Director shall immediately become fully exercisable if the Nonemployee Director terminates his or her status as a member of the Board for any reason other than voluntary resignation without the approval of the Board.

    10.  PAYMENT OF AWARDS.

        (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

        (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

        (c) DIVIDENDS, EARNINGS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest and other earnings on deferred cash payments and on Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

        (d) SUBSTITUTION OF AWARDS. Subject to the limitations of
    Section 8(a)(i), at the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Awards of the same or different type, subject to the overall limits expressed in this Plan.

        (e) CASH-OUT OF AWARDS. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

    11. OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The

Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

    12. TAXES. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

    13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

    14. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

    15.  ADJUSTMENTS.

        (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

        (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common

    Stock, (iii) the exercise or other price in respect of such Awards,
    (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), then (i) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock,
    (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (i) to issue or assume Awards by means of substitution of new substitute Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (ii) to cancel the Awards that are Options or SARs by giving the holder notice and opportunity to exercise for 30 days prior to such cancellation. Any substitute Awards shall not be subject to the limitations on Common Stock available for Awards under Section 5 or the limitations of Section 8(b).

    16. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

    17. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

    18. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

    19. EFFECTIVENESS. This Plan shall be effective on May 4, 2001, subject to approval of this Plan by the stockholders of the Company within one year of the date this Plan is adopted by the Board. If the stockholders of the Company should fail to so approve this Plan within one year of the adoption date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                               PENNZOIL-QUAKER STATE
                                   C O M P A N Y


Dear Shareholder:

     You previously consented to access the annual report and proxy statement over the Internet instead of receiving copies in the mail. To access the 2000 Annual Report and Proxy Statement for the 2001 Annual Meeting, please go to the Internet address that appears in the voting instructions on the proxy card. You will have an opportunity to view the documents before you vote.

     Your consent to access the annual report and proxy statement will remain on file with the Company and will continue unless revoked by you. In the future, if you wish to again receive paper copies of these documents with the proxy card, or you wish to have paper copies sent to you now, please call toll-free 1-888-795-7862.

     We thank you for reducing our printing and postage expenses and supporting our efforts to increase shareholder value.

                               PENNZOIL-QUAKER STATE
                                   C O M P A N Y


Dear Shareholder:

     We encourage you to vote online by going to the Internet address that appears in the voting instructions on the proxy card. You will also have an opportunity to access the 2000 Annual Report and Proxy Statement for the 2001 Annual Meeting on the Internet before you vote. After you vote, you can view a special selection of Pennzoil-Quaker State Company merchandise available for purchase at a discount to shareholders voting on the Internet.

     In the future, if you consent to access your annual report and proxy statement electronically via the Internet, instead of by mail, please so indicate when you vote. Your consent will remain on file with the Company and will continue unless revoked by you.

     Accessing documents and voting on the Internet help reduce our printing and postage expenses and support our efforts to increase shareholder value. Alternatively, you may vote by toll-free telephone or by marking, signing, dating and mailing the enclosed proxy card.

                            PENNZOIL-QUAKER STATE
                                    COMPANY                                PROXY

               Proxy Solicited on Behalf of the Board of Directors

         Annual Meeting of Shareholders to be held Thursday, May 3, 2001

The undersigned hereby appoints Linda F. Condit, Thomas P. Kellagher and Michael J. Maratea, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth herein, all shares of Common Stock which the undersigned is entitled to vote at the 2001 annual meeting of shareholders of Pennzoil-Quaker State Company, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE (ITEM 1), FOR APPROVAL OF AUDITORS (ITEM 2), FOR THE 2001 INCENTIVE PLAN (ITEM 3), AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

               Continued and to be voted and signed on reverse

--------------------------------------------------------------------------------
                               FOLD AND DETACH HERE


                              PENNZOIL-QUAKER STATE
                                    COMPANY

                      2001 Annual Meeting of Shareholders
                                  May 3, 2001

                              The Alley Theatre
                               615 Texas Avenue
                             Houston, Texas 77002

         Registration and seating of shareholders begins at 9:40 a.m.
                         Meeting begins at 10:00 a.m.
       Cameras and recording devices will not be allowed in the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3                                                     Please mark
                                                                                                                  your vote as  /X/
                                                                                                                  indicated in
--------------------------------------------------------------------------------------------------------          this example
/ / To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this proxy. (No additional vote necessary.)
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1.  ELECTION OF DIRECTORS: Nominees are 01 W. L. Lyons Brown, Jr., 02 H. John Greeniaus, 03 James J. Postl and 04 Terry L. Savage
    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

    / / FOR all nominees (except as    / / WITHHOLD authority to      ELECTRONIC ACCESS: In the future if you consent to access / /
        marked to the contrary above)      vote for all nominees      your Annual Report and Proxy Statement electronically via
                                                                      the Internet, instead of by mail, check this box.

                                                         FOR  AGAINST  ABSTAIN
2.  RATIFICATION OF AUDITORS: To ratify Arthur           / /    / /      / /
    Andersen LLP as independent public accountants.

3.  2001 INCENTIVE PLAN: To approve the 2001             / /    / /      / /
    Incentive Plan.

                                                                          ________________________________ Date ____________, 2001
                                                                          SIGNATURE

                                                                          ________________________________________________________
                                                                          SIGNATURE, IF JOINTLY HELD
                                                                          If acting as Attorney, Executor, Trustee or in any other
                                                                          representative capacity, please sign name and title.

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                                                       FOLD AND DETACH HERE

                                           INSTRUCTIONS IF VOTING BY TELEPHONE OR INTERNET

                                                QUICK  * * *  EASY * * *  IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

* YOU WILL BE ASKED TO ENTER A CONTROL NUMBER WHICH IS LOCATED IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

VOTE BY PHONE:
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OPTION 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.
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                                         When asked, please confirm your vote by Pressing 1.

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OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
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    Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
            To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
    THE INSTRUCTIONS ARE THE SAME FOR ITEM 3.
    When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/pzl

                                          IF YOU VOTE BY PHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD
                                                                THANK YOU FOR VOTING.

                                                                                           ========================================
                 CALL  * *  TOLL FREE  * *  ON A TOUCH-TONE TELEPHONE
                               1-888-215-8323 -- ANYTIME
                        There is NO CHARGE to you for this call.


                                                                                                         CONTROL NUMBER
                                                                                                 for Telephone/Internet Voting
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